Exhibit 23.02

Consent of Ernst & Young LLP, Independent Auditors.

We consent to the reference to our firm under the caption “Named Experts” in the Registration Statement (Form S-8) pertaining to the Intuit Inc. 1996 Directors Stock Option Plan and to the incorporation by reference therein of our report dated August 20, 2001, with respect to the consolidated financial statements and schedule of Intuit Inc. included in its Annual Report (Form 10-K) for the year ended July 31, 2001, filed with the Securities and Exchange Commission.

Palo Alto, California                                /s/ Ernst & Young LLP
January 22, 2002                                       Ernst & Young LLP